Exhibit 99

ALGAE DYNAMICS CORP FINALIZES FINANCING TERMS WITH GHS INVESTMENTS LLC

TORONTO, CANADA – JUNE 28, 2016 - ALGAE DYNAMICS CORP (OTCQB: ADYNF)

Algae Dynamics Corp (the "Company"), a development stage company focused on the commercialization of its proprietary BioSilo® cultivation system for the growth of algae strains for use in the food and health supplement markets, today announced it has finalized the amendment of a previously announced equity financing facility, concurrent with the assignment thereof to a third party.

On September 10, 2015, the Company entered into an equity purchase agreement (the "EPA") with RY Capital Group LLC (“RY”). The EPA provided that, upon the terms and subject to the conditions set forth therein, RY was committed to purchase up to $750,000 (the "Total Commitment") worth of the Company's common shares (the “Put Shares”) over the 12-month term (the “Term”) of the EPA. No purchases of common shares have ever been made by RY pursuant to the EPA.

On June 23, 2016, pursuant to an Assignment Agreement among RY, GHS Investments LLC (“GHS”) and the Company, RY assigned the EPA to GHS. Substantially all of the term and conditions of the original EPA remain in place, except for the following substantive changes:

1)
The purchase price per common share purchased under the EPA is increased from 65% to 80% of the lowest closing bid for the 10 days immediately preceding the date of the draw down notice;
2)
The upper limit on individual draws is increased from $62,500 to $75,000; and
3)
A “True-up” has been added whereby if the lowest volume-weighted average price (“VWAP”) for the ten trading days following a draw-down (the “Trading Period”) is less than 85% of the purchase price of the common shares used in connection with a draw-down, then the Company shall issue such additional Common Shares as maybe necessary to adjust the purchase price for such drawdown to equal the VWAP during the Trading Period.

In addition to the above, the Company must promptly make such filings with the SEC as may be required to permit GHS to assume the rights of RY under the EPA, including the filing of a prospectus supplement under Rule 424(b)(3) to the Company’s prospectus filed on March 4, 2016.

Paul Ramsay, President of the Company, stated “This assignment is important to the Company because it improves the terms under which we can access capital. In addition, we are pleased to commence an important relationship with GHS at this time and look forward to a productive and rewarding relationship”.

The reader is cautioned to read materials filed with the Securities and Exchange Commission (the “SEC”) in connection with the original EPA with RY in conjunction with this press release and materials filed with the SEC in connection with the assignment to GHS for a full understanding of information relating to this transaction. This press release is not an offer to sell securities or a solicitation of offers to buy securities and is made as a matter of record only.

About Algae Dynamics Corp
Algae Dynamics is engaged in the commercialization of its proprietary BioSilo(R) algae cultivation system for the high volume, low cost production of pure contaminant-free algae biomass. This biomass is high in Omega-3s DHA/DPA, vitamins, minerals and antioxidants, all of which are in demand by the growing multibillion dollar food/beverage and health care sectors. The integrated BioSilo(R) manufacturing system provides low cost algae biomass production with modest capital cost requirements compared to conventional approaches. Furthermore, the "controlled outcomes" technology provides ultra-high purity algae biomass. Following completion of a commercial-scale production facility the Company intends to produce algae biomass for sale into the functional additive and supplement markets, focusing on Chlorella and Omega-3 oil.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, use of proceeds and the development, costs and results of current or future actions and opportunities in the sector. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, our ability to raise the additional funding we will need to continue to pursue our exploration and development program, and our ability to retain important members of our management team and attract other qualified personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT:
Craig Redding
Triumph Investor Relations
Phone: 772-345-5861
Email: credding@triumphinvestorrelations.com

FOR FURTHER INFORMATION ON ALGAE DYNAMICS PLEASE VISIT:
www.algaedynamics.com